SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported	Commission File Number
February 12, 2004	1-3822

New Jersey	21-0419870
State of Incorporation	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Item 12 – Results of Operations and Financial Condition

On February 12, 2004, Campbell Soup Company issued a press release updating its earnings per share estimate for the fiscal 2004 second quarter and maintaining its earnings guidance for the full fiscal 2004 year. A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report, including the attached Exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: February 12, 2004

	By:	/s/ Robert A. Schiffner

Robert A. Schiffner Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Release dated February 12, 2004 updating Campbell Soup Company’s earnings per share estimate for the fiscal 2004 second quarter and maintaining Campbell Soup Company’s earnings guidance for the full fiscal 2004 year

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